EXPLANATORY NOTE

CoLabs Int’l Corp. has prepared this Form 1-A/A solely for the purpose of filing Exhibit 12.1.

PART III – EXHIBITS

Exhibit No.	Description
2.1	Articles of Incorporation of the Company, dated August 5, 2008 (previously filed as Exhibit 2.1 to the CoLabs Int’l, Corp. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11513) and incorporated herein by reference)
2.2	Amended Articles of Incorporation, dated April 27, 2012 (previously filed as Exhibit 2.2 to the CoLabs Int’l, Corp. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11513) and incorporated herein by reference)
2.3	Amended Articles of Incorporated, dated January 12, 2021 (previously filed as Exhibit 2.3 to the CoLabs Int’l, Corp. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11513) and incorporated herein by reference)
2.4	Amended and Restated Bylaws of the Company (previously filed as Exhibit 2.4 to the CoLabs Int’l, Corp. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11513) and incorporated herein by reference)
4.1	Form of Subscription Agreement (previously filed as Exhibit 4.1 to the CoLabs Int’l, Corp. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11513) and incorporated herein by reference)
4.2	Distribution Agreement between CoLabs Int’l Corp and Spero Pte Ltd., dated March 23, 2021 (previously filed as Exhibit 4.2 to the CoLabs Int’l, Corp. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11513) and incorporated herein by reference)
10.1	Power of Attorney (previously filed as Exhibit 10.1 to the CoLabs Int’l, Corp. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11513) and incorporated herein by reference)
11.1	Consent of Independent Auditors (previously filed as Exhibit 11.1 to the CoLabs Int’l, Corp. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11513) and incorporated herein by reference)
12.1	Opinion of FitzGerald Yap Kreditor LLP

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this draft Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington Beach, State of California, on May 20, 2021.

CoLabs Int’l, Corp.
a Nevada corporation

/s/ Laura Cohen
By:	Laura Cohen
Its:	Chief Executive Officer

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on May 20, 2021.

*
By:	Laura Cohen
Its:	Chief Executive Officer and President (Principal Executive Officer)

*
By:	Gerald Birch
Its:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*
By:	Lisa LeBlanc
Its:	Director

*
By:	Dean Stathakis
Its:	Director

*
By:	Peter Barton-Hutt
Its:	Director

*
By:	Charles Fritts
Its:	Director

*By:	/s/ Laura Cohen
Laura Cohen
Attorney-in-fact